                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 28, 1999
                Date of Report (Date of earliest event reported)

                             LXR BIOTECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                      001-12968                68-0282856
(State or other jurisdiction      (Commission File No.)       (IRS Employer
    of incorporation)                                      Identification No.)

                             LXR BIOTECHNOLOGY, INC.
                        3095 RICHMOND PARKWAY, SUITE 213
                           RICHMOND, CALIFORNIA 94806
          (Address of principal executive offices, including zip code)

                                 (510) 758-4396
              (Registrant's telephone number, including area code)


                                                                    Page 1 of 3
                                                Exhibit Index appears on page 3

                              ITEM 5. OTHER EVENTS

On December 28, 1999, LXR Biotechnology, Inc. (the "Company") announced that it intends to suspend the registration of its stock with the Securities and Exchange Commission by the end of calendar year 1999. The number of shareholders of record as of December 22, 1999 was 276. The Company has not had 300 or more shareholders of record since June 1998.

The Company's shares are currently traded on the Nasdaq OTC Bulletin Board under the symbol LXRI. As a result of the suspension of its SEC reporting obligations, the Company will no longer be eligible to be traded on the OTC Bulletin Board.

The Company has also terminated its agreement with US Bancorp Piper Jaffray relating to that firm's search for a purchaser of the Company or its technology. The Company will continue to evaluate the feasibility of selling either the company or its remaining assets and has discontinued research and development operations while it undertakes this evaluation.

The information set forth in the press release attached hereto as Exhibit 99.1 is incorporated by reference in its entirety.

                                ITEM 7. EXHIBITS

               The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

               (a)    EXHIBITS

                      99.1   Press Release, dated December 28, 1999

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             LXR BIOTECHNOLOGY, INC.

                             By:    /s/ Paul J. Hastings
                                 -------------------------------------
                                 Paul J. Hastings, Director


Dated:  December 28, 1999

                                  EXHIBIT INDEX

Exhibit Number        Description

      99.1            Press Release, dated December 28, 1999


























                                                                    Page 3 of 3